UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ARAMARK Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE FOLLOWING PRESS RELEASE WAS DISTRIBUTED ON NOVEMBER 20, 2006.

NEWS RELEASE
Media Relations:	Investor Relations:

ARAMARK Corporation	ARAMARK Corporation
Kristine Grow, 215-238-3538	Bobbi Chaville, 215-238-3726
grow-kristine@aramark.com	chaville-bobbi@aramark.com

ARAMARK ANNOUNCES SPECIAL MEETING OF SHAREHOLDERS

PHILADELPHIA, November 20, 2006 – ARAMARK Corporation (NYSE: RMK), a world leader in providing professional services, today announced that it has called a special meeting of shareholders for December 20, 2006 to consider and vote upon the proposal to adopt the previously announced merger agreement providing for the acquisition of ARAMARK by an investor group led by Joseph Neubauer and investment funds managed by GS Capital Partners, CCMP Capital Advisors and J.P. Morgan Partners, Thomas H. Lee Partners and Warburg Pincus LLC.

ARAMARK shareholders of record at the close of business on Friday, November 3, 2006, will be entitled to notice of the special meeting and to vote on the proposal. The special meeting will be held on Wednesday, December 20, 2006, at 10:00 a.m. Eastern Time, at the Philadelphia Marriott Downtown, 1201 Market Street, Philadelphia, Pennsylvania 19107. ARAMARK will mail its definitive proxy statement to its shareholders on or about November 20, 2006.

Important Additional Information About the Transaction

In connection with the proposed merger, ARAMARK has filed a definitive proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by ARAMARK at the SEC website at http:// www.sec.gov. Free copies of the definitive proxy statement and other documents filed by ARAMARK can also be found on the Investor Relations section of ARAMARK’s Website at www.aramark.com and may be obtained from ARAMARK by directing such requests to ARAMARK Investor Relations, 1101 Market Street, Philadelphia, Pennsylvania 19107, (215) 238-3708.

ARAMARK and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of ARAMARK’s participants in the solicitation, which may be different than those of ARAMARK shareholders generally, is set forth in ARAMARK’s proxy statement and Reports on Form 10-K and Form 10-Q, previously filed with the Securities and Exchange Commission, and in the definitive proxy statement relating to the merger.

About ARAMARK

ARAMARK is a leader in professional services, providing award-winning food services, facilities management, and uniform and career apparel to health care institutions, universities and school districts, stadiums and arenas, and businesses around the world. In FORTUNE magazine’s 2006 list of “America’s Most Admired Companies,” ARAMARK was ranked number one in its industry, consistently ranking since 1998 as one of the top three most admired companies in its industry as evaluated by peers and industry analysts. The company was also ranked first in its industry in the 2006 FORTUNE 500 survey. Headquartered in Philadelphia, ARAMARK has approximately 240,000 employees serving clients in 20 countries. Learn more at the company’s Web site, www.aramark.com

Forward-Looking Statements

Forward-looking statements speak only as of the date made. We undertake no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect the events or circumstances arising after the date as of which they were made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us.

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance with respect to our operations. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “aim,” “anticipate,” “are confident,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe,” “look to” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance.

These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that might cause such a difference include: unfavorable economic conditions; ramifications of any future terrorist attacks or increased security alert levels; increased operating costs, including labor-related and energy costs; shortages of qualified personnel or increases in labor costs; costs and possible effects of further unionization of our workforce; currency risks and other risks associated with international markets; risks associated with acquisitions, including acquisition integration issues and costs; our ability to integrate and derive the expected benefits from our recent acquisitions; competition; decline in attendance at client facilities; unpredictability of sales and expenses due to contract terms and terminations; the impact of natural disasters on our sales and operating results; the risk that clients may become insolvent; the risk that our insurers may become insolvent or may liquidate; the contract intensive nature of our business, which may lead to client disputes; high leverage; claims relating to the provision of food services; costs of compliance with governmental regulations and government investigations; liability associated with noncompliance with governmental regulations, including regulations pertaining to food services, the environment, the Federal school lunch program, Federal and state employment and wage and hour laws and import and export controls and customs laws; dram shop compliance and litigation; contract compliance and administration issues, inability to retain current clients and renew existing client contracts; determination by customers to reduce their outsourcing and use of preferred vendors; seasonality; and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of and elsewhere in ARAMARK’s SEC filings, copies of which may be obtained by contacting ARAMARK’s investor relations department via its website www.aramark.com.

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